Exhibit  K-1

                                                   October 18, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re: Application of E.ON AG, Powergen plc, Powergen US Holdings Limited, Powergen US Investments, Powergen Luxembourg sarl, Powergen Luxembourg Holdings sarl, Powergen Luxembourg Investments sarl, Powergen USA, and Powergen US Investments Corp. on Form U-1, File No. 070-09961.

Dear Ladies and Gentlemen:

     E.ON AG ("E.ON"), a company formed under the laws of the Federal Republic of Germany, Powergen plc, Powergen US Holdings Limited, Powergen US Investments, Powergen Luxembourg sarl, Powergen Luxembourg Holdings sarl, Powergen Luxembourg Investments sarl, Powergen USA, and Powergen US Investments Corp. (collectively, "Applicants"), have filed the above-referenced application/declaration with the Commission (the "Application") for approval in connection with E.ON's acquisition of all the voting securities of Powergen plc (the "Acquisition"). The Acquisition will result in E.ON's indirect acquisition of Powergen's U.S. holding company, LG&E Energy Corp., and its public utility company subsidiaries, Louisville Gas and Electric Company and Kentucky Utilities Company. After completion of the Acquisition, E.ON will register as a holding company under
Section 5 of the Public Utility Holding Company Act (the "Act").

     I am an attorney practicing in Germany. For purposes of this opinion and to the extent I deemed necessary, I have relied on advice from counsel employed or retained by E.ON, in particular, LeBoeuf, Lamb, Greene & MacRae, L.L.P., and Slaughter and May, who are experts in the laws applicable to the Applicants.

     In connection with this opinion, I or attorneys in whom I have confidence, have examined originals or copies, certified or otherwise identified to my satisfaction, of such records and such other documents, certificates and corporate or other records as I have deemed necessary or appropriate as a basis for the opinions expressed in this letter. In my examination, I have assumed the genuineness of all signatures, the legal capacity of all persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. As to various questions of fact material to such opinions, I have, when relevant facts were not independently established, relied upon statements contained in the Application.

     The opinions expressed below are subject to the following assumptions, qualifications, limitations, conditions and exceptions:


o The Commission shall have duly entered an appropriate order or orders with respect to the proposed transactions and exemptions, as described in the Application, permitting the Application to become effective under the Act and the rules and regulations thereunder, and the proposed transactions shall be consummated in accordance with the Application and the Commission's orders.

o No act or event other than as described herein shall have occurred subsequent to the date hereof which would change the opinions expressed below.

o Appropriate corporate actions will have been taken by both the issuer and acquirer of the securities contemplated by the Application and the documents transferring the securities will have been duly authorized, executed and delivered.

o Each of the Applicants, and their subsidiaries involved in the proposed transactions, will at the time of the proposed transactions be a duly incorporated corporation or duly formed limited liability company.

     Based upon the foregoing and subject to the assumptions, qualifications, limitations, conditions and exceptions set forth herein, I am of the opinion that, in the event the proposed transactions are consummated in accordance with the Application:

          (a) all state and federal laws applicable to the proposed transactions will have been complied with;

          (b) the issuer of any securities proposed in the Application would be duly formed or incorporated under the laws of the jurisdiction in which it is domiciled;

          (c) such securities will, in the case of stock, be validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the rights and privileges appertaining thereto set forth in the charter or other document defining such rights and privileges;

          (d) in the case of debt securities, such securities will be valid and binding obligations of the issuer or guarantor in accordance with their terms;

          (e) the Applicants will legally acquire any securities or assets subject to this Application, and;

          (f) the consummation of the proposed transactions will not violate the legal rights of the holders of any securities issued by E.ON, or by any associate company thereof.

     I hereby consent to the filing of this opinion as an exhibit to the Application.

                                          Very truly yours,

                                          //s//Ulrich Hueppe
                                          Ulrich Hueppe
                                          General Counsel and Executive
                                            Vice President
                                          E.ON AG


                                          //s//Guntram Wuerzberg
                                          Dr. Guntram Wuerzberg
                                          Vice President General Legal Affairs
                                          E.ON AG

                                       3